Exhibit 99.1

       Press Release               For more information contact:
                                   Debbie Meekins, President and CEO

       For Immediate Release       Sonoma National Bank
       February 25, 2005           801 Fourth Street
                                   Santa Rosa, CA 95405
                                   (707) 579-2265
                                   dmeekins@snbank.com

Northern Empire Bancshares ("NREB") Announces Intent to file a Listing Application with NASDAQ

The Board of Directors of Northern Empire Bancshares (parent of Sonoma National Bank) announced today its intent to file an application for the listing of Northern Empire Bancshares' common stock on the NASDAQ National Market by the end of March 2005. According to NASDAQ, processing the application and reaching a final determination whether NREB meets all requirements for listing can take up to eight weeks. Northern Empire Bancshares' common stock is currently quoted on the Over the Counter Bulletin Board under the symbol "NREB".


SAFE HARBOR:

Except for historical information contained herein, the statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Northern Empire Bancshares Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q. While the Company intends to make application to NASDAQ, there is no guarantee that NASDAQ will approve the listing application or, if approved, any assurance of the effect, if any, that listing with NASDAQ may have upon trading in the Company's shares.
Northern Empire Bancshares disclaims any intent or obligation to update these forward-looking statements.